Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Registration Statement on Form S-4/A (File No. 333-257232) (the “Registration Statement”). Unless the context otherwise requires, all references in this section to “New ESS” refers to STWO and its wholly owned subsidiary after the Closing, “STWO” refers to ACON S2 Acquisition Corp. prior to the Closing, and “ESS” refers to ESS Tech, Inc. prior to the Closing.

The following unaudited pro forma condensed combined financial information of New ESS presents the combination of the historical financial information of STWO and ESS adjusted to give effect to the Business Combination and the other related events contemplated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and other related events occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 present the pro forma effects of the Business Combination and other related events as if they had been completed on January 1, 2020, the first day of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New ESS’ financial condition or results of operations would have been had the Business Combination and other related events occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New ESS. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

The historical financial information of STWO was derived from the unaudited interim condensed financial statements of STWO as of and for the six months ended June 30, 2021 and from the audited financial statements of STWO for the year ended December 31, 2020 (as restated), included elsewhere in this proxy statement/prospectus/information statement. The historical financial information of ESS was derived from the unaudited condensed financial statements of ESS as of and for the six months ended June 30, 2021 and from the audited financial statements of ESS for the year ended December 31, 2020, included elsewhere in this proxy statement/prospectus/information statement. This information should also be read together with the sections titled “STWO Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ESS Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information included elsewhere in this proxy statement/prospectus/information statement.

Description of the Business Combination

Pursuant to the Merger Agreement, SCharge Merger Sub, Inc. (“Merger Sub”) merged with and into ESS, the separate corporate existence of Merger Sub ceased with ESS as the surviving company. ESS became a wholly owned subsidiary of STWO, which was immediately renamed “ESS Tech, Inc.” Upon the Closing, each share of ESS Common Stock was converted into the right to receive shares of New ESS Common Stock at a deemed value of $10.00 per share. The aggregate consideration paid to ESS stockholders in connection with the Business Combination (excluding any potential Earnout Stock), was 99,562,793 shares. The per share consideration was equal to approximately $1.47 (the “Per Share Consideration).

The Business Combination occurred based on the following events contemplated by the Merger Agreement:

•

Each issued and outstanding share of ESS Preferred Stock was converted into shares of ESS Common Stock at the then-effective conversion rate as calculated pursuant to the ESS Certificate of Incorporation;

•	Each issued and outstanding ESS Warrant was exercised in full in exchange for the issuance of shares of ESS Common Stock;

•

Each issued and outstanding share of ESS Common Stock (including shares of ESS Common Stock resulting from the conversion of ESS Preferred Stock and the exercise and settlement of all outstanding ESS Warrants) was cancelled and converted into the right to receive a number of shares of New ESS Common Stock equal to the Per Share Consideration;

•

Each issued and outstanding vested and unvested ESS Option was converted into New ESS Options exercisable for shares of New ESS Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration; and

•

Each issued and outstanding vested and unvested ESS RSU was converted into New ESS RSUs for shares of New ESS common stock with the same terms except for the number of shares, which was adjusted using the Per Share Consideration.

Other Related Events in Connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

•	The issuance and sale of 25,000,000 shares of New ESS Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $250.0 million pursuant to the PIPE Financing;

•	The issuance to ESS employees of 825,000 New ESS restricted stock units (“RSUs”), subject to meeting certain future Earnout Milestone Events and continued service;

•

During the Earnout Period (as defined in the Merger Agreement), eligible ESS securityholders are also entitled to Earnout Stock comprising up to 16,500,000 shares of additional New ESS Common Stock, consisting of two separate tranches of 8,250,000 shares per tranche, upon the occurrence of the respective Earnout Milestone Event. As the Earnout Milestone Events have not yet been achieved, the Earnout Stock are contingently issuable, and accordingly, are accounted for as liability classified equity instruments in the unaudited pro forma financial information. The issuance of the Earnout Stock would dilute all New ESS Common Stock outstanding at that time. Based on the capital structure as of the Closing, the 8,250,000 shares issued in connection with each Earnout Milestone Event would represent approximately 6% each of shares outstanding.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ESS has been determined to be the accounting acquiror for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New ESS represent a continuation of the financial statements of ESS with the Business Combination treated as the equivalent of ESS issuing stock for the net assets of STWO, accompanied by a recapitalization. The net assets of ESS were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ESS in future financial statements of New ESS. The Earnout Stock and the 583,334 shares underlying the Private Placement Warrants that will vest in two equal tranches upon the occurrence of the Earnout Milestone Events pursuant to the terms of the Sponsor Letter Agreement (such shares, the “Private Placement Warrant Earnout Shares”) were accounted for as liability classified equity instruments that are earned upon achieving the Earnout Milestone Events, which include events that are not indexed to the common stock of New ESS.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New ESS upon consummation of the Business Combination and other related events in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and other related events occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New ESS following the completion of the Business Combination and other related events. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. STWO and ESS have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects STWO stockholders’ approval of the Business Combination on October 8, 2021 and the redemption of 20,754,719 shares of STWO Class A Ordinary Shares at approximately $10.00 per share based on trust account figures prior to the Closing on October 8, 2021 for an aggregate payment of $207.5 million. The following summarizes the pro forma New ESS Common Stock issued and outstanding at the Closing:

	Number of Shares	% Ownership
ESS Stockholders (1)(2)(3)(4)	99,562,793	73.7%
STWO Public Shareholders	4,245,281	3.1%
STWO Initial Shareholders (5)	6,250,000	4.6%
PIPE Investors	25,000,000	18.6%

Total	135,058,074	100.0%

(1)

Excludes up to 16,500,000 shares of Earnout Stock that eligible ESS securityholders will have the right to receive following the Closing in two equal tranches upon the occurrence of the Earnout Milestone Events during the Earnout Period. We have excluded the Earnout Stock from the pro forma New ESS Common Stock issued to ESS stockholders after the Business Combination because they are contingently issuable based upon the share price of New ESS meeting reaching certain thresholds that have not yet been achieved.

(2)

Includes 67,090,925 shares of New ESS Common Stock issued to holders of an aggregate of 45,622,439 shares of ESS Common Stock and ESS Preferred Stock adjusted using the Per Share Consideration, including net settlement adjustment as applicable.

(3)

Includes 3,354,867 shares of New ESS Common Stock issued to holders of 2,280,661 ESS warrants adjusted using the Per Share Consideration and excludes 825,000 shares of New ESS Common Stock reserved as part of the Acquiror Common Stock Consideration, for potential future issuance upon the settlement of New ESS RSUs, which were issued at the Closing. All outstanding vested and unvested ESS Options were converted into New ESS Options exercisable for shares of New ESS Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Per Share Consideration.

(4)

Includes the issuance of 29,117,001 shares of New ESS Common Stock resulting from the conversion of 5,427,464 shares of ESS Series C-2 Preferred Stock and related 14,365,207 ESS Series C-2 Preferred Stock warrants, adjusted using the Per Share Consideration.

(5)

Includes 6,250,000 shares subscribed for by the Sponsor in return for STWO Class B Ordinary Shares. Excludes 583,334 shares related to the Private Placement Warrants earnout which will convert to New ESS Common Stock on a one-to-one basis, subject to the occurrence of the Earnout Milestone Events during the Earnout Period pursuant to the terms of the Sponsor Letter Agreement.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the outstanding public warrants issued in connection with the IPO as such securities are not exercisable until 30 days after the Closing. There are also no adjustments for the estimated 825,000 shares reserved for the potential future issuance of New ESS Common Stock upon the settlement of New ESS RSUs, which will be issued upon the consummation of the Business Combination and will vest contingent on meeting certain Earnout Milestone Events.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands)

	ESS (Historical)	ESS Transaction Accounting Adjustments		ESS As Adjusted	STWO (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	1,822	16,000	A	17,823	28	250,012	C	255,926
	—	1	B	—	—	250,000	D
	—	—		—	—	(17,050)	J
	—	—		—	—	(28,590)	K
	—	—		—	—	(8,750)	L
						(207,547)	Q
Restricted cash	1,217	—		1,217	—	—		1,217
Prepaid expenses and other current assets	3,390	—		3,390	224	(1,994)	J	1,620

Total current assets	6,429	16,001		22,430	252	236,081		258,763
Non-current assets:
Property and equipment, net	1,737	—		1,737	—	—		1,737
Cash equivalents held in Trust Account	—	—		—	250,012	(250,012)	C
Restricted cash	75	—		75	—	—		75
Other assets	—	—		—	41	—		41

Total non-current assets	1,812	—		1,812	250,053	(250,012)		1,853

TOTAL ASSETS	8,241	16,001		24,242	250,305	(13,931)		260,616

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	1,858	—		1,858	334	—		2,192
Accrued and other current liabilities	5,185	—		5,185	98	(1,724)	J	3,559
Accrued liabilities — related party	—	—		—	100	—		100
Notes payable	5,530	—		5,530	—	—		5,530

Total current liabilities	12,573	—		12,573	532	(1,724)		11,381
Non-current liabilities:
Earnout liability	—	—		—	—	152,043	O	152,696
	—	—		—	—	653	P
Derivative liabilities	211,747	—		211,747	—	(211,747)	M
Derivative warrant liabilities	22,860	1	B	22,861	17,985	(22,861)	M	16,551
	—	—		—	—	(1,434)	N
Deferred underwriting commissions	—	—		—	8,750	(8,750)	L
Other non-current liabilities	3,399	—		3,399	—	—		3,399
Notes payable	11	—		11	—	—		11

Total non-current liabilities	238,017	1		238,018	26,735	(92,096)		172,657

Total liabilities	250,590	1		250,591	27,267	(93,820)		184,038

Commitments and contingencies
Redeemable convertible preferred stock	64,257	16,000	A	80,257	—	(80,257)	G	—
Class A common stock subject to possible redemption	—	—		—	218,038	(218,038)	E	—
Stockholders’ equity (deficit)	—	—		—	—	—		—
Class A common stock	—	—		—	—	—		—
Class B common stock	—	—		—	1	(1)	F	—
ESS common stock	1	—		1	—	(1)	H	—
ESS common stock warrants	153	—		153	—	(153)	M	—
New ESS common stock	—	—		—	—	3	D	11
	—	—		—	—	2	E	—
	—	—		—	—	1	F	—
	—	—		—	—	6	G	—
	—	—		—	—	1	H	—
						(2)	Q
Additonal paid-in capital	2,093	—		2,093	6,785	249,997	D	389,830
	—	—		—	—	218,036	E	—
	—	—		—	—	(1,786)	I	—
	—	—		—	—	(12,910)	J	—
	—	—		—	—	(28,590)	K	—
	—	—		—	—	22,861	M	—
	—	—		—	—	211,747	M	—
	—	—		—	—	153	M	—
	—	—		—	—	1,434	N	—
	—	—		—	—	(152,043)	O	—
	—	—		—	—	80,251	G	—
	—	—		—	—	(653)	P	—
						(207,545)	Q
Accumulated deficit	(308,853)	—		(308,853)	(1,786)	1,786	I	(313,263)
	—	—		—	—	(4,410)	J	—

Total stockholders’ equity (deficit)	(306,606)	—	—	(306,606)	5,000	378,184	—	76,578

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	8,241	16,001		24,242	250,305	(13,931)		260,616

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except share and per share data)

	ESS (Historical)	STWO (Historical) (1)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	11,874	—	—		11,874
Sales and marketing	1,213	—	—		1,213
General and administrative	5,351	923	4,410	EE	10,684

Total operating expenses	18,438	923	4,410		23,771

Loss from operations	(18,438)	(923)	4,410		(23,771)
Other income (expense), net
Gain on marketable securities, net, and dividends held in Trust Account	—	7	(7)	AA	—
Change in fair value of derivative warrant liabilities	(14,804)	3,370	(499)	BB	2,871
	—	—	14,804	CC	—
Change in fair value of derivative liability	(211,988)	—	211,988		—
Interest expense, net	(111)	—	—		(111)
Other expense, net	(19)	—	—		(19)

Total other income (expense), net	(226,922)	3,377	226,286		2,741

Income (loss) before provision for income taxes	(245,360)	2,454	230,696		(21,030)
Provision for income taxes	—	—	—		—

Net income (loss)	(245,360)	2,454	230,696		(21,030)

Weighted average shares outstanding of New ESS common stock — basic	—	—	—		135,058,074
Basic net income per share — New ESS	—	—	—		$(0.16)
Weighted average shares outstanding of New ESS common stock — diluted	—	—	—		135,058,074
Diluted net income per share — New ESS	—	—	—		$(0.16)
Weighted average shares outstanding of ESS common stock — basic and diluted	8,271,509	—			—
Basic and diluted net loss per share — ESS	$(29.66)	—			—
Weighted average shares outstanding of Class A common stock subject to possible redemption — basic and diluted	—	22,024,254			—
Basic and diluted net income per share — Class A common stock subject to possible redemption	—	$—			—
Weighted average shares outstanding of Class A and B common stock, non redeemable ordinary shares	—	9,225,746			—
Basic and diluted net income per share — Class A and B common stock, non redeemable ordinary shares	—	$0.27			—

(1)

STWO’s financial statements for the period from July 21, 2020 (inception) through December 31, 2020 and for the period from July 21, 2020 (inception) through September 30, 2020 (the “Affected Periods”), are restated in its Annual Report on Form 10-K to correct the misapplication of accounting guidance related to STWO’s warrants in STWO’s previously issued audited and unaudited condensed financial statements for such periods.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	ESS (Historical)	STWO (Historical) (As Restated) (1)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	12,896	—	—		12,896
Sales and marketing	1,158	—	—		1,158
General and administrative	3,338	709	—		4,047

Total operating expenses	17,392	709	—		18,101

Loss from operations	(17,392)	(709)	—		(18,101)
Other income (expense), net
Gain on marketable securities, net, and dividends held in Trust Account	—	4	(4)	AA	—
Change in fair value of derivative warrant liabilities	(1,296)	(1,854)	182	BB	(1,672)
	—	—	1,296	CC	—
Change in fair value of derivative liability	(11,532)	—	11,532		—
Financing costs — derivative warrant liabilities	—	(735)	735	DD	—
Other income (expense), net	(199)	—	—		(199)

Total other income (expense), net	(13,027)	(2,585)	13,741		(1,871)

Loss before provision for income taxes	(30,419)	(3,294)	13,741		(19,972)
Provision for income taxes	—	—	—		—

Net loss	(30,419)	(3,294)	13,741		$(19,972)

Weighted average shares outstanding of New ESS common stock — basic	—	—	—		135,058,074
Basic net loss per share — New ESS	—	—	—		$(0.15)
Weighted average shares outstanding of New ESS common stock — diluted	—	—	—		135,058,074
Diluted net loss per share — New ESS	—	—	—		$(0.15)
Weighted average shares outstanding of ESS common stock — basic and diluted	7,108,389	—	—		—
Basic and diluted net loss per share — ESS	$(4.28)	—	—		—
Weighted average shares outstanding of Class A common stock subject to possible redemption — basic and diluted	—	21,719,426	—		—
Basic and diluted net loss per share — Class A common stock subject to possible redemption	—	—	—		—
Weighted average shares outstanding of Class A and B common stock, non redeemable ordinary shares	—	8,310,766	—		—
Basic and diluted net loss per share — Class A and B common stock, non redeemable ordinary shares	—	$(0.40)	—		—

(1)

STWO’s financial statements for the period from July 21, 2020 (inception) through December 31, 2020 and for the period from July 21, 2020 (inception) through September 30, 2020 (the “Affected Periods”), are restated in its Annual Report on Form 10-K to correct the misapplication of accounting guidance related to STWO’s warrants in STWO’s previously issued audited and unaudited condensed financial statements for such periods.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse capitalization in accordance with GAAP as ESS has been determined to be the accounting acquiror, primarily due to the fact that ESS Stockholders will continue to control New ESS. Under this method of accounting, while STWO was the legal acquiror, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ESS issuing stock for the net assets of STWO, accompanied by a recapitalization. The net assets of ESS were stated at historical cost, with no goodwill or other intangible assets recorded. The historical operations of the New ESS presented prior to the Business Combination were those of ESS.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and other related events.

The pro forma adjustments reflecting the consummation of the Business Combination and other related events are based on certain currently available information and certain assumptions and methodologies that ESS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ESS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New ESS. They should be read in conjunction with the historical financial statements and notes thereto of STWO and ESS.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New ESS. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The ESS transaction accounting adjustments reflect the adjustments that took place prior to May 6, 2021, the Merger Agreement date, to reflect the changes to the ESS capital structure immediately prior to the Business Combination.

The pro forma basic and diluted per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New ESS shares outstanding, assuming the Business Combination and other related events occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)

Reflects 5,427,464 shares of ESS Series C-2 Preferred Stock issued prior to Closing at a price of $2.95 per share, and related proceeds of $16.0 million. Upon the Closing, ESS Series C-2 Preferred Stock were converted into New ESS common stock adjusted using the Per Share Consideration.

(B)

Reflects the issuance of 14,365,207 preferred warrants to purchase ESS Series C-2 Preferred Stock prior to Closing at a price of $0.0001 per warrant, and related proceeds of $1,437. Upon the Closing, the ESS Series C-2 Preferred warrants were converted into common stock adjusted using the Per Share Consideration.

(C)	Reflects the liquidation and reclassification of $250.0 million of investments held in the Trust Account to cash and cash equivalents that became available for general use by New ESS.

(D)

Reflects the proceeds of $250.0 million from the issuance and sale of 25.0 million shares of New ESS common stock at $10.00 per share pursuant to the Subscription Agreements in connection with the PIPE Financing.

(E)

Reflects the reclassification of 25,000,000 STWO Class A Ordinary Shares subject to redemption into permanent equity and immediate conversion of all 25,000,000 shares of STWO Class A Ordinary Shares into shares of New ESS Common Stock on a one-to-one basis upon the Domestication.

(F)	Reflects the conversion of STWO’s 6,250,000 STWO Class B Ordinary Shares into shares of New ESS Common Stock on a one-to-one basis upon the Domestication.

(G)	Reflects the conversion of ESS Series A, B, C-1 and C-2 redeemable convertible preferred stock into shares of New ESS Common Stock adjusted using the Per Share Consideration.

(H)

Represents the issuance of new shares of New ESS common stock to holders of ESS Common Stock at the Closing pursuant to the Merger Agreement to affect the reverse recapitalization at the Closing, adjusted using the Per Share Consideration.

(I)

Reflects the elimination of STWO’s historical accumulated deficit with a corresponding adjustment to additional paid-in capital for New ESS in connection with the reverse recapitalization at the Closing.

(J)

Represents the reclassification of $2.0 million capitalized as deferred offering costs in prepaid expenses and other current assets on the balance sheet as of June 30, 2021, and additional cash disbursements for the preliminary estimated direct and incremental transaction costs of $17.1 million to be incurred by ESS prior to, or concurrent with, the Closing. The total estimated direct and incremental transaction costs consist of $12.9 million (of which $0.2 million has already been paid and included in the historical financial statements and $1.8 million included in accrued and other current liabilities) which represents advisory, legal, accounting and other fees that qualify as equity issuance costs to be offset against additional paid-in capital and $4.4 million which represents transaction costs that are not eligible to be capitalized which are recorded to accumulated deficit.

(K)

Represents the cash disbursement for the preliminary estimated direct and incremental transaction costs of $28.6 million to be incurred by STWO prior to, or concurrent with, the Closing, excluding the $8.8 million of deferred underwriting fees related to STWO’s IPO. Transaction costs that are not eligible to be capitalized were expensed and have already been included in the historical financial statements.

(L)	Reflects the cash disbursement of $8.8 million to settle the deferred underwriters’ fees due upon the Closing which were originally incurred by STWO during its IPO.

(M)

Reflects the reclassification of ESS’s warrant and derivative liability related to Common and Preferred Stock, to APIC as a result of ESS Common and Preferred Stock warrants being net settled into shares of ESS Common Stock immediately prior to the Closing.

(N)

Per the Merger Agreement, out of the outstanding 4,666,667 Private Placement Warrants, upon Closing, 3,500,000 warrants vested, 583,333 warrants were forfeited and the remaining 583,334 warrants will vest as Private Placement Warrants-contingent earnouts, based on meeting certain future Earnout Milestone Events. This adjustment reflects the reclassification of 583,334 Private Placement Warrants which will vest contingent on meeting certain Earnout Milestone Events and forfeiture of 583,333 Private Placement Warrants. Refer to Adjustment “P” for recording the fair value of the 583,334 Private Placement Warrants Earnout Shares.

(O)

Reflects the preliminary estimated fair value of the Earnout Stock contingently issuable to the eligible ESS Securityholders as of the Closing. The preliminary fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing.

(P)

Reflects the preliminary estimated fair value of the Private Placement Warrants Earnout Shares as of the Closing. The preliminary estimated fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing.

(Q)

Represents the cash disbursed to redeem 20,754,719 shares of STWO Class A Ordinary Shares for $207.5 million allocated to New ESS Common Stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

(AA)	Reflects the elimination of interest income of the trust account.

(BB)

Reflects the elimination of the impact of change in fair value of 583,334 Private Placement Warrant liabilities replaced with the Private Placement Warrants Earnout Shares, which will vest upon the occurrence of the Earnout Milestone Events, and forfeiture of 583,333 Private Placement Warrants. Therefore, the 583,333 Private Placement Warrants forfeited will not be marked to market at each reporting period. Refer to Adjustment “P” for recording the fair value of 583,334 Private Placement Warrants Earnout Shares.

(CC)

Reflects the elimination of the impact of change in fair value of the warrant and derivative liabilities as these securities became equity classified as a result of the Business Combination, and therefore will not be marked to market at each reporting period.

(DD)	Represents the elimination of the financing costs associated with the derivative warrant liabilities.

(EE)

Reflects the portion of estimated transaction costs not eligible for capitalization of $5.9 million. Of this amount, $1.5 million is already incurred and expensed in the historical statement of operations for the six months ended June 30, 2021. This is a non-recurring item.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
(in thousands, except share and per share data)	Pro Forma Combined	Pro Forma Combined
Numerator:
Net loss	$(21,030)	$(19,972)

Net loss attributable to common stockholders—basic and diluted	$(21,030)	$(19,972)
Denominator:
ESS Stockholders	99,562,793	99,562,793
STWO Public Shareholders	4,245,281	4,245,281
STWO Initial Shareholders	6,250,000	6,250,000
PIPE investors	25,000,000	25,000,000

Weighted average shares outstanding—basic	135,058,074	135,058,074
STWO’s warrants	—	—
New ESS RSUs	—	—

Weighted average shares outstanding—diluted	135,058,074	135,058,074
Net loss attributable to common stockholders—basic and diluted	$(0.16)	$(0.15)

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
	Pro Form Combined	Pro Form Combined
STWO warrants (1)	11,833,333	11,833,333
New ESS awards (2)	825,000	825,000

	12,658,333	12,658,333

(1)	Includes STWO 8,333,333 Public Warrants and 3,500,000 Private Placement Warrants vesting at the Closing, which are all antidilutive, as their exercise price is $11.50.
(2)	New ESS RSUs will be granted to employees prior to Closing and require future service throughout certain contingent triggering vesting dates.

5.	Earnout Stock and Private Placement Warrants Earnout Shares

Earnout Stock and Private Placement Warrants Earnout Shares are accounted for as liability classified equity instruments that are earned upon achieving the Earnout Milestone Events, which include events that are not indexed to the New ESS Common Stock. In an Earnout Milestone Event, New ESS may issue to eligible ESS securityholders up to 16,500,000 shares of additional New ESS Common Stock, minus the aggregate number of New ESS RSUs granted pursuant to the Merger Agreement from the Incentive RSU Pool that are outstanding as of immediately prior to Closing. Prior to Closing, to incentivize the employees and other service providers of New ESS that continue to serve New ESS on and following the Closing (each, a “Continuing Employee”), New ESS may grant up to an aggregate of 825,000 RSUs. New ESS RSUs under the Incentive RSU Pool shall vest subject to the occurrence of each Earnout Milestone Event set forth below and the Continuing Employee’s continued service to New ESS through each vesting date. Earnout Stock shall vest and be issued in two separate tranches upon the occurrence of the respective Earnout Milestone Event as follows:

(i)

50% of the Earnout Stock if over any 20 Trading Days within any 30 Trading Day period the volume-weighted average price (VWAP) of the shares of New ESS Common Stock is greater than or equal to $12.50 per share; and

(ii)	an additional 50% of the Earnout Stock if over any 20 Trading Days within any 30 Trading Day period the VWAP of the shares of Acquiror Common Stock is greater than or equal to $15.00 per share.

The preliminary estimated fair value of the Earnout Stock and Private Placement Warrants Earnout Shares is $152.0 million and $0.7 million, respectively, as of June 30, 2021.

The estimated fair values of the Earnout Stock and Private Placement Warrants Earnout Shares were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the five-year Earnout Period. The preliminary estimated fair values of Earnout Stock and Private Placement Warrants Earnout Shares were determined using the most reliable information available on the date of the valuation. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the current stock price was set at the deemed value of $10.00 per share for New ESS Common Stock.

Expected volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected 5 year term of the Earnout Period.

Expected term: The expected term is the 5 year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair values of Earnout Stock and Private Placement Warrants Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.